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                                                                   EXHIBIT 10.10

                               PURCHASE AGREEMENT

         PURCHASE AGREEMENT, dated as of May 31, 2000, by and among FrontLine Capital Group, a Delaware corporation ("FCG"), HQ Global Holdings, Inc., a Delaware corporation ("Holdco"), and EOP Operating Limited Partnership, a Delaware limited partnership (the "Investor").

         WHEREAS, HQ Global Workplaces Inc., a Delaware corporation ("Old HQ"), and CarrAmerica Realty Corporation, a Maryland corporation ("CarrAmerica"), on the one hand, and VANTAS Incorporated, a Nevada corporation ("VANTAS"), and FCG, on the other hand, have entered into that certain Agreement and Plan of Merger, dated as of January 20, 2000, as amended as of April 29, 2000 and as of May 30, 2000 (as amended, the "Merger Agreement").

         WHEREAS, pursuant to the Merger Agreement, VANTAS will merge with and into Old HQ with Old HQ continuing as the surviving corporation with the name "HQ Global Workplaces, Inc." (the "HQ Merger").

         WHEREAS, FCG and CarrAmerica have entered into that certain Stock Purchase Agreement, dated as of January 20, 2000, as amended as of April 29, 2000 (as amended, the "Stock Purchase Agreement"), whereby FCG agreed to purchase from CarrAmerica 4,130,530 (subject to recalculation as provided therein) shares of non-voting common stock, par value $.01 per share (the "Old HQ Common Stock"), of Old HQ.

         WHEREAS, immediately following the consummation of the HQ Merger and the transactions contemplated by the Stock Purchase Agreement and that certain Stock Purchase Agreement, dated as of January 20, 2000, as amended as of April 29, 2000, among FCG, VANTAS, CarrAmerica, Omni Offices UK Limited ("Omni UK") and Omni Offices (Lux) 1929 Holding Company S.A. ("Omni Lux") (the "UK Stock Purchase Agreement"), Old HQ, as the surviving corporation of the HQ Merger ("HQ Surviving Corporation"), will merge (the "Second Step Merger") with and into newly formed HQ Merger Subsidiary, Inc., a Delaware corporation ("M-Sub") that is a wholly owned subsidiary of Holdco, which will theretofore be wholly owned by HQ Surviving Corporation, with M-Sub continuing as the surviving corporation under the name "HQ Global Workplaces Inc." pursuant to the Agreement and Plan of Merger related thereto (the "Second Step Merger Agreement").

         WHEREAS, pursuant to the Exchange Agreement, dated as of May 31, 2000 (the "Exchange Agreement"), Holdco and FCG have agreed to exchange 4,130,530 shares of common stock of Holdco (the "Common Shares") to be received by FCG in the Second Step Merger in exchange for the Old HQ Common Stock to be purchased by FCG from CarrAmerica and certain other persons pursuant to the Stock Purchase Agreement for 3,704,933.820 newly issued shares of Series A Convertible Cumulative Preferred Stock (the "Preferred Stock") of Holdco and warrants to purchase up to 1,660,341.752 shares of voting common stock, par value $.01 per share (the "Voting Common Stock"), of Holdco, the terms of which are in the form attached as Exhibit B hereto in respect of warrants to purchase 1,119,660.807 shares of Voting Common Stock (the "Initial Total FCG Warrants") and in Exhibit C hereto in respect of warrants to purchase 540,680.945 shares of Voting Common Stock (the "Subsequent Total FCG Warrants").


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         WHEREAS, upon consummation of the transactions contemplated in the
Exchange Agreement, FCG desires to sell to the Investor, and the Investor desires to purchase from FCG, certain securities on the terms and conditions specified in this Agreement.

         WHEREAS, Holdco desires to sell to the Investor, and the Investor desires to purchase from Holdco, certain securities on the terms and conditions specified in this Agreement.

         WHEREAS, capitalized words and phrases used but not otherwise defined herein shall have the meanings ascribed to them under the Merger Agreement.

         Accordingly, Holdco, FCG and the Investor hereby agree as follows:

         1. Purchase and Sale of Securities. (a) On the terms and subject to the conditions of this Agreement, (i) Holdco agrees to sell to the Investor, and the Investor agrees to purchase from Holdco, for $43,942,374.85 (the "Holdco Purchase Price") (A) the 1,077,758.180 newly issued shares of Preferred Stock (the "Holdco Preferred Shares"), the terms of which are contained in the certificate of designations to Holdco's certificate of incorporation (the "Certificate of Designations") in the form attached as Exhibit A hereto, having an initial liquidation preference equal to $43,942,374.85 and (B) warrants to purchase up to 482,990.248 shares of Voting Common Stock (the "Holdco Warrants," and together with the Holdco Preferred Shares, the "Holdco Securities"), the terms of which are in the form attached as Exhibit B hereto in respect of Holdco Warrants to purchase 325,707.193 shares of Voting Common Stock (the "Initial Holdco Warrants", and together with the Initial Total FCG Warrants, the "Initial Warrants") and in Exhibit C hereto in respect of Holdco Warrants to purchase 157,283.055 shares of Voting Common Stock (the "Subsequent Holdco Warrants", and together with the Subsequent Total FCG Warrants, the "Subsequent Warrants").

                  (b) On the terms and subject to the conditions of this Agreement, (i) FCG agrees to sell to the Investor, and the Investor agrees to purchase from FCG, for $31,057,625.15 (the "FCG Purchase Price") (A) 761,738.748 shares of Preferred Stock purchased by FCG from Holdco pursuant to the Exchange Agreement (the "FCG Preferred Shares"), the terms of which are contained in the Certificate of Designations in the form attached as Exhibit A hereto, having an initial liquidation preference equal to $31,057,625.15 and (B) warrants to purchase up to 341,368.213 shares of Voting Common Stock purchased by FCG from Holdco pursuant to the Exchange Agreement (the "FCG Warrants," and together with the FCG Preferred Shares, the "FCG Securities"), the terms of which are in the form attached as Exhibit B hereto in respect of FCG Warrants to purchase 230,203.576 shares of Voting Common Stock and in Exhibit C hereto in respect of FCG Warrants to purchase 111,164.637 shares of Voting Common Stock.

                  (c) The closing (the "Closing") of the purchase and sale of the securities referred to in clause (a) above shall be held at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, immediately after, and on the same date as, the


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Closing under the Merger Agreement, subject to the satisfaction or waiver of the conditions set forth in Section 6 hereof. The date on which the Closing shall occur, which shall not extend beyond June 5, 2000, is hereinafter referred to as the "Closing Date," and, if the Closing Date is not May 31, 2000, Holdco and FCG shall notify the Investor prior to the close of business on the business day immediately preceding the Closing Date. On the Closing Date, (i) Holdco shall deliver certificates issued in the Investor's name representing the Holdco Preferred Shares and the Holdco Warrants, (ii) FCG shall deliver certificates issued in the Investor's name representing the FCG Preferred Shares and the FCG Warrants, and (iii) the Investor shall deposit the Holdco Purchase Price and the FCG Purchase Price in immediately available funds with Citibank, N.A., as escrow agent (the "Escrow Agent") under the Escrow Agreement, dated as of May 31, 2000 (the "Escrow Agreement") for payment to Holdco and FCG, respectively, it being understood that the Closing shall occur, and the Holdco Purchase Price and the FCG Purchase Price only released from escrow, in accordance with the terms and conditions set forth in the Escrow Agreement.

         2. Representations and Warranties of Holdco. Holdco hereby represents and warrants to the Investor as of the date hereof and as of the Closing Date that the representations and warranties applicable to Old HQ and VANTAS contained in Sections 4(A) and 5(A), respectively, of the Merger Agreement are true and correct with the same force and effect as though made at and as of the date hereof. In addition, Holdco represents and warrants to the Investor as of the date hereof and as of the Closing Date as to the following matters:

                  (a) Organization and Standing. Holdco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Holdco and its subsidiaries have all requisite corporate power and authority necessary to carry on their respective businesses as presently conducted and to enable them to own, lease or otherwise hold their respective properties and assets. Holdco and its subsidiaries are duly qualified to do business and in good standing in each jurisdiction in which the conduct or nature of their respective businesses or the ownership, leasing or holding of their respective properties or assets makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Holdco and its subsidiaries taken as a whole (a "Holdco Material Adverse Effect").

                  (b) Authority. Holdco has all requisite corporate power and authority to enter into this Agreement, the Exchange Agreement, that certain Registration Rights Agreement, in the form attached as Exhibit D hereto (the "Registration Rights Agreement"), and the Stockholders Agreement, in the form attached as Exhibit E hereto (the "Stockholders Agreement"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by Holdco to authorize the execution, delivery and performance of this Agreement, the Exchange Agreement, the Registration Rights Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement and the Exchange Agreement have each been, and, at the Closing, the Registration


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Rights Agreement and the Stockholders Agreement will have each been, duly executed and delivered by Holdco and each constitutes or will constitute, as applicable, a legal, valid and binding agreement of Holdco, enforceable against Holdco in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles.

                  (c) No Conflicts; Consents. The execution and delivery of this Agreement, the Exchange Agreement, the Registration Rights Agreement and the Stockholders Agreement by Holdco does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a material loss of a benefit under, or result in the creation of any lien, charge or encumbrance of any kind upon any of the properties or assets of Holdco or its subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of Holdco and its subsidiaries, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Holdco or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or (iii) subject to the governmental filings and other matters referred to in the succeeding sentence, any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to Holdco or any of its subsidiaries or any of their respective properties or assets. Except as set forth on Schedule 2(c), no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Holdco or any of its subsidiaries in connection with the execution, delivery and performance by Holdco of this Agreement, the Exchange Agreement, the Registration Rights Agreement and the Stockholders Agreement or the consummation of the transactions contemplated hereby and thereby, other than such other consents, approvals, orders, authorizations, registrations, declarations and filings (i) as are set forth on Schedule 2(c),
(ii) as may be required under the "blue sky" laws of various states and (iii) as otherwise contemplated in the Registration Rights Agreement.

                  (d) Capital Stock. The authorized capital stock of Holdco consists of 75,000,000 shares of Voting Common Stock, 25,000,000 shares of non-voting common stock, par value $.01 per share (the "Nonvoting Common Stock," and together with the Voting Common Stock, the "Common Stock"), and 7,800,000 shares of preferred stock. At the Closing, there shall only be 9,972,827 shares of Voting Common Stock, 2,152,988 shares of Nonvoting Common Stock and 4,782,692 Preferred Shares issued and outstanding. All of the outstanding shares of Common Stock have been, and at the Closing, all of the shares of Common Stock issued pursuant to the Second Step Merger Agreement will be, validly issued and outstanding, fully paid and nonassessable. At the Closing, (i) the Initial Warrants entitle the holders thereof to purchase 1,445,368 shares of the Common Stock of Holdco, representing 7.875% of the shares of Common Stock of Holdco on a fully diluted basis, and (ii) the Subsequent Warrants will entitle the holders thereof to purchase 697,964 shares of the Common Stock of Holdco, representing 3.375% of the shares of Common Stock of Holdco on a fully-diluted basis. Except as set forth in Schedule 2(d), none of the outstanding shares of Common Stock have been issued in violation


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of, or are subject to, any preemptive or similar rights under any provision of applicable law, the certificate of incorporation or by-laws of Holdco or any agreement, contract or instrument to which Holdco is a party or by which it or any of its properties or assets is bound. Except as set forth on Schedule 2(d), there are no outstanding warrants, options, rights, convertible or exchangeable securities or other commitments (other than those contemplated by this Agreement) (i) pursuant to which Holdco is or may become obligated to issue, sell, purchase, return or redeem any shares of Common Stock or its preferred stock or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of Common Stock or its preferred stock of Holdco. There are no shares of Common Stock or preferred stock reserved for issuance by Holdco for any purpose except for securities reserved for issuance for the purposes set forth on Schedule 2(d). Except as set forth in Schedule 2(d), there are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Holdco may vote.

                  (e) Preferred Shares. The Holdco Preferred Shares and the FCG Preferred Shares have been duly authorized for issuance by Holdco pursuant to the terms of this Agreement and, at Closing, (i) will be validly issued, fully paid and nonassessable, (ii) will be free and clear of all Liens, other than transfer restrictions relating to the federal securities laws, (iii) will not be issued in violation of any preemptive or similar rights under any provisions of applicable law, the certificate of incorporation or by-laws of Holdco or any agreement, contract or instrument to which Holdco is a party or by which it or any of its properties or assets is bound and (iv) assuming the accuracy of the representations and warranties set forth in Section 4 will be issued in compliance with the registration and qualification requirements of all applicable federal securities laws as presently in effect.

                  (f) Warrants. The Holdco Warrants and the FCG Warrants have been duly authorized for issuance by Holdco pursuant to the terms of this Agreement and, at Closing, will be legal, valid and binding obligations of Holdco, enforceable against Holdco in accordance with their terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles.

                  (g) Common Stock. The shares of Common Stock issuable upon conversion of the Holdco Preferred Shares and FCG Preferred Shares or upon exercise of the Holdco Warrants or FCG Warrants have been duly authorized by Holdco and, when issued and delivered in accordance with the terms of the Holdco Preferred Shares, FCG Preferred Shares, Holdco Warrants or FCG Warrants, as the case may be, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights under any provision of applicable law, the certificate of incorporation or by-laws of Holdco or any agreement, contract or instrument to which Holdco is a party or by which it or any of its properties or assets is bound.

                  (h) Financial Statements. (i) The audited consolidated balance sheets of VANTAS as of June 30, 1997, June 30, 1998, December 31, 1998 and December 31, 1999 and the related consolidated statements of income, stockholder's equity and cash flows of


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VANTAS for the fiscal years ended as of such dates, which financial statements have been examined by PricewaterhouseCoopers LLP, independent certified public accountants, (ii) the unaudited consolidated balance sheet of VANTAS as of March 31, 2000 and related consolidated statements of income, stockholder's equity and cash flows of VANTAS for the fiscal quarter ended as of such date, (iii) the audited consolidated balance sheets of Old HQ as of December 31, 1997, December 31, 1998 and December 31, 1999 and the related statements of earnings and cash flows of Old HQ and its subsidiaries for the fiscal years ended as of such dates, which financial statements have been examined by KPMG LLP, independent certified public accountants, (iv) the unaudited consolidated balance sheet of Old HQ as of March 31, 2000 and the related statements of earnings and cash flows of Old HQ and its subsidiaries for the fiscal quarter ended as of such date, and (v) the pro forma (after giving effect to the consummation of the HQ Merger, the Second Step Merger and related financing and other related matters) consolidated balance sheets and statements of income and cash flows of Holdco and its subsidiaries as of December 31, 1999, copies of all of which financial statements referred to in the preceding clauses (i), (ii), (iii), (iv) and (v) have heretofore been made available to the Investor, present fairly the financial position of the respective entities at the dates of said statements and the results of operations for the period covered thereby (or, in the case of the pro forma financial statements, present a good faith estimate of the pro forma financial condition of Holdco and its subsidiaries (after giving effect to the consummation of the HQ Merger, the Second Step Merger and related financing and other related matters) on a consolidated basis at the date thereof). All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied except to the extent provided in the notes to said financial statements and with respect to interim financial statements, subject to normal year end adjustments.

         3. Representations and Warranties of FCG. FCG hereby represents and warrants to the Investor as of the date hereof and as of the Closing Date as to the following matters:

                  (a) Organization and Standing. FCG is a corporation duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware. FCG and its subsidiaries have all requisite corporate power and authority necessary to carry on their respective businesses as presently conducted and to enable them to own, lease or otherwise hold their respective properties and assets. FCG and its subsidiaries are duly qualified to do business and in good standing in each jurisdiction in which the conduct or nature of their respective businesses or the ownership, leasing or holding of their respective properties or assets makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Holdco and its subsidiaries taken as a whole (an "FCG Material Adverse Effect").

                  (b) Authority. FCG has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by FCG to authorize the execution, delivery and performance of this Agreement and the consummation of



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the transactions contemplated hereby have been duly and properly taken. This
Agreement has been duly executed and delivered by FCG and constitutes a legal, valid and binding agreement of FCG, enforceable against FCG in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles.

                  (c) FCG Preferred Shares and FCG Warrants. On the Closing Date, FCG will be the sole record and beneficial owner and holder of the FCG Preferred Shares and the FCG Warrants, free and clear of all claims, conditional sale or other title retention agreements, covenants, encumbrances, equitable interests, liens, options, pledges, rights of first refusal, security interests, statutory liens or restrictions of any kind, including any restrictions on voting, transfer, receipt of income, or exercise of any other attribute of ownership ("Liens"). At the Closing, FCG will transfer to the Investor good and marketable title to the FCG Preferred Shares and the FCG Warrants, free and clear of all Liens. Except as contemplated in Section 3(d), at the Closing, no legend or other reference to any purported Lien will appear upon any certificate representing the FCG Preferred Shares or the FCG Warrants. At the Closing, none of the FCG Preferred Shares or the FCG Warrants will be transferred to FCG in violation of (i) the Securities Act, the securities laws of any state, or any other federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, standard, requirement, administrative ruling, order, ordinance, principle of common law, legal doctrine, code, regulation, statute, treaty or process or (ii) any award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Entity or other tribunal of competent jurisdiction.

                  (d) No Conflicts; Consents. The execution and delivery of this Agreement by FCG does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a material loss of a benefit under, or result in the creation of any lien, charge or encumbrance of any kind upon any of the properties or assets of FCG or its subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of FCG and its subsidiaries, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which FCG or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or (iii) subject to the governmental filings and other matters referred to in the succeeding sentence, any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to FCG or any of its subsidiaries or any of their respective properties or assets. Except for disclosure in any reports required pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to FCG or any of its subsidiaries in connection with the execution, delivery and performance by Holdco of this Agreement or the consummation of the transactions contemplated hereby.


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         4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to Holdco and FCG as follows:

                  (a) Organization and Standing. The Investor is a limited partnership duly established, validly existing and in good standing under the laws of the State of Delaware. The Investor and its subsidiaries have all requisite partnership or other power and authority necessary to carry on their respective businesses as presently conducted and to enable them to own, lease or otherwise hold their respective properties and assets. The Investor and its subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which the conduct or nature of their respective businesses or the ownership, leasing or holding of their respective properties or assets makes such qualification necessary, except any such jurisdiction where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Investor and its subsidiaries taken as a whole (an "Investor Material Adverse Effect").

                  (b) Authority. The Investor has all requisite partnership power and authority to enter into this Agreement, the Registration Rights Agreement and the Stockholders Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All partnership and other acts and other proceedings required to be taken by the Investor to authorize the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been, and, at the Closing, the Registration Rights Agreement and the Stockholders Agreement will have each been, duly executed and delivered by the Investor and each constitutes or will constitute, as applicable, a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles.

                  (c) No Conflicts; Consents. The execution and delivery of this Agreement, the Registration Rights Agreement and the Stockholders Agreement by the Investor does not, and the consummation of the transactions contemplated hereby and thereby and compliance by the Investor with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, charge or encumbrance of any kind upon any of the properties or assets of the Investor or its subsidiaries under, any provision of (i) the declaration of trust, partnership agreement, certificate of limited partnership, limited liability company agreement, charter or by-laws of the Investor and its subsidiaries, (ii) any note, bond, mortgage, indenture, deed of trust, loan document, license, lease, contract, commitment, agreement or arrangement to which the Investor or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation, applicable to the Investor or any of its subsidiaries or any of their respective properties or assets. Except for disclosure in any reports required


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

pursuant to the Exchange Act, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Investor in connection with the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Stockholders Agreement by the Investor or the consummation of the transactions contemplated hereby and thereby.

                  (d) Investment Representation. The Investor is purchasing Holdco Preferred Shares, FCG Preferred Shares, Holdco Warrants and FCG Warrants pursuant to this Agreement for its own account for investment only and not with a view towards their distribution or resale. The Investor represents that it is an "accredited" investor within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), has such knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of investment in the Holdco Preferred Shares, FCG Preferred Shares, Holdco Warrants and FCG Warrants, is able to bear the economic risk of a loss of its entire investment therein and is prepared to hold the same for an indefinite period of time. The Investor has received the opportunity to ask questions, and has obtained the related answers, regarding the business, financial condition and results of operations of Holdco, VANTAS and Old HQ and the terms and conditions of the Holdco Preferred Shares, FCG Preferred Shares, Holdco Warrants and the FCG Warrants. The Investor has received all of the information regarding Holdco, VANTAS and Old HQ that it has requested. Holdco and FCG have informed the Investor that the Holdco Preferred Shares, FCG Preferred Shares, Holdco Warrants and FCG Warrants have not been registered under the Securities Act and may not be sold, transferred or otherwise assigned absent such registration or an exemption therefrom. Holdco and FCG have also informed the Investor that any routine sale of Holdco Preferred Shares, FCG Preferred Shares, Holdco Warrants and FCG Warrants made in reliance upon Rule 144 promulgated under the Securities Act can be made only in accordance with the terms and conditions of such Rule and, further, that in case such Rule is not applicable to any sale of Holdco Preferred Shares, FCG Preferred Shares, Holdco Warrants and FCG Warrants, as applicable, resale thereof may require compliance with some other exemption under the Securities Act prior to resale. Holdco and FCG have informed the Investor that certificates representing the Holdco Preferred Shares, FCG Preferred Shares, Holdco Warrants and FCG Warrants issued pursuant to this Agreement bear the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER OR OTHER ASSIGNMENT AS SUPPORTED BY SUCH CERTIFICATIONS, OPINIONS AND OTHER DOCUMENTATION, IF ANY, REASONABLY REQUESTED AND ACCEPTABLE TO THE CORPORATION."



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

         5. Covenants.

                  (a) Transfer of Rights. At the Closing, FCG shall transfer, assign and convey to the Investor any and all rights to which FCG is entitled under the Exchange Agreement and in respect of the FCG Preferred Shares and the FCG Warrants, all as set forth in the Assignment Agreement attached as Exhibit F hereto.

                  (b) Consummation of the Transactions. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to cause the Closing to occur upon the terms and conditions set forth herein. Holdco and FCG shall cooperate with the Investor, and the Investor shall cooperate with Holdco and FCG, in filing any necessary applications, reports or other documents with, giving any notices to, and seeking any consents from, all Governmental Entities and all third parties as may be required in connection with the consummation of the transactions contemplated by this Agreement, and each party requesting such cooperation shall reimburse the other party's reasonable out-of-pocket expenses in providing such cooperation.

                  (c) Lock-Up. In connection with an initial public offering of Holdco's securities, the Investor agrees, and the Investor shall secure the agreement of any transferee therefrom, upon request of the lead underwriter, not to sell or otherwise transfer or dispose of any Common Stock of Holdco (other than to an affiliate of the Investor or another holder of Preferred Stock) for a period following the effective date of a registration statement of Holdco filed under the Securities Act with respect to such offering equal to the lesser of
(i) the lock-up period applicable to (a) FCG, (b) CarrAmerica (so long as it owns in excess of 9% of the outstanding shares of Common Stock), (c) holders of Preferred Stock, and (d) senior executive officers of Holdco and (ii) six (6) months.

         6. Conditions to Closing.

                  (a) Each Party's Obligation. The respective obligations of each party hereto to effect the transactions contemplated by this Agreement are subject to the satisfaction (or waiver) as of the Closing of the following conditions: (i) the HQ Merger and the Second Step Merger shall have been consummated; (ii) no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order shall have been enacted, entered, promulgated, enforced or issued by any Governmental Entity that prohibits the performance of this Agreement or the consummation of the transactions contemplated by this Agreement; and (iii) no action, claim, proceeding or investigation shall be pending or threatened by any Governmental Entity (other than a court acting in response to an action, claim or proceeding brought by a non-Governmental Entity) that, if successful, would prohibit the performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

                  (b) Obligation of Holdco and FCG. The obligations of Holdco and FCG hereunder are subject to the satisfaction (or waiver by Holdco or FCG, as the case may be) as of the Closing of the following conditions:

                           (i) The representations and warranties of the
Investor made in this Agreement shall be true and correct as of the date hereof and as of the time of the Closing as though made as of such time, except (1) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) or (2) where the failure of any representations and warranties other than the representation and warranty set forth in Section 4(d) to be true and correct would not have the Investor Material Adverse Effect, and the Investor shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by the Investor by the time of Closing. At the Closing, the Investor shall have delivered to Holdco and FCG a certificate, dated the Closing Date and signed by an officer of the Investor, confirming the foregoing.

                           (ii) At the Closing, the Investor shall have
delivered to Holdco and FCG a secretary's certificate, dated the Closing Date, attesting to the authorization of the Investor to consummate the transactions contemplated by this Agreement.

                           (iii) All filings, registrations, authorizations,
permits, consents and approvals required for the Investor's consummation of the transactions contemplated by this Agreement shall have been made or obtained, as applicable.

                           (iv) At the Closing, the Investor shall have executed
and delivered to Holdco the Stockholders Agreement and the Registration Rights Agreement and (assuming due execution and delivery by the other parties thereto) the same shall be in full force and effect.

                           (v) At the Closing, the Investor shall have deposited
the Holdco Purchase Price and the FCG Purchase Price in immediately available funds with the Escrow Agent.

                  (c) Investor's Obligation. The obligations of the Investor hereunder are subject to the satisfaction (or waiver by the Investor) as of the Closing of the following conditions:

                           (i) The representations and warranties of Holdco made
in this Agreement shall be true and correct as of the date hereof and as of the time of the Closing as though made as of such time, except (1) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date), (2) where the failure of any representations and warranties other than the representations and warranties set forth in Sections 2(d), (e), (f) or (g) to be true and correct would not have a Holdco Material Adverse Effect, or (3) that the representation and warranty set forth in Section 2(d) shall be true and correct other than in any de minimis respect, and Holdco shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by Holdco by the time of Closing. At the Closing, Holdco shall have delivered to the Investor a certificate, dated the Closing Date and signed by an officer of Holdco, confirming the foregoing.

                           (ii) The representations and warranties of FCG made
in this Agreement shall be true and correct as of the date hereof and as of the time of the Closing as though made as of such time, except (1) to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date) or (2) where the failure of any representations and warranties other than the representation and warranty set forth in Section 3(c) to be true and correct would not have a FCG Material Adverse Effect, and FCG shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by FCG by the time of Closing. At the Closing, FCG shall have delivered to the Investor a certificate, dated the Closing Date and signed by an officer of FCG, confirming the foregoing.

                           (iii) At the Closing, each of Holdco and FCG shall
have delivered to the Investor a secretary's certificate, dated the Closing Date, attesting to its authorization to consummate the transactions contemplated by this Agreement.

                           (iv) Since the date of this Agreement, Holdco and its
subsidiaries taken as a whole shall not have suffered a Holdco Material Adverse Effect.

                           (v) All filings, registrations, authorizations,
permits, consents and approvals required for Holdco's and FCG's consummation of the transactions contemplated by this Agreement shall have been made or obtained, as applicable.

                           (vi) At the Closing, Holdco shall have executed and
delivered to the Investor the Stockholders Agreement and the Registration Rights Agreement and (assuming due execution and delivery by the other parties thereto) the same shall be in full force and effect.

                           (vii) At the Closing, FCG shall have executed and
delivered to the Investor the Assignment Agreement in the form of Exhibit F hereto and (assuming due execution and delivery by the Investor) the same shall be in full force and effect.

                           (viii) At or prior to the Closing, Holdco or Old HQ
shall have received debt financing the terms of which are substantially to the effect set forth in the commitment letter of Paribas attached as Exhibit G hereto in respect of the bank term debt and either the commitment letter of Blackstone attached as Exhibit H hereto in respect of the high yield or mezzanine debt or the commitment letter of Warburg Dillon Read LLC attached as
Exhibit I hereto in respect of bridge financing, whether such financing is obtained from such parties or any other party, and, at the Closing, except as disclosed in Schedule 5(c), no other indebtedness of Holdco for borrowed money shall be outstanding.

                           (ix) At or prior to Closing, the Certificate of
Designations in the form of Exhibit J hereto shall have been accepted for filing by, and duly filed with, the Secretary of State of the State of Delaware.

                           (x) At the Closing, the Investor shall have received
the favorable opinion, dated the Closing Date, of Brown & Wood LLP, counsel to Holdco and FCG, substantially in the form attached as Exhibit K hereto.

                           (xi) At the Closing, the Investor shall have received
an agreed upon procedures letter, dated the Closing Date, from Ernst & Young LLP, substantially in the form attached as Exhibit L hereto.

                           (xii) At the Closing, none of the Merger Agreement,
the Second Step Merger Agreement and the UK Stock Purchase Agreement shall have been amended in any material respect other than an extension of the Closing of the transactions contemplated thereunder until June 5, 2000, and the conditions specified in the Merger Agreement, the Second Step Merger Agreement and the UK Stock Purchase Agreement shall have been satisfied in all material respects, and there shall have been no waivers to such conditions in any material respect.

                           (xiii) At the Closing, Old HQ shall have executed and
delivered to the Investor the Operating Agreement of HQ Global Workplaces Equity Joint Venture, LLC, in the form attached as Exhibit M hereto, together with all of the documents to be executed and delivered by Old HQ pursuant thereto, and (assuming due execution and delivery by the Investor) the same shall be in full force and effect.

                           (xiv) At the Closing, one or more parties, other than
FCG or any affiliate thereof or the Investor, shall purchase at least $95 million of Preferred Stock.

                           (xv) At the Closing, Holdco shall have delivered the
Holdco Preferred Shares and Holdco Warrants, and FCG shall have delivered the FCG Preferred Shares and FCG Warrants, to the Investor.

                  (d) Frustration of Closing Conditions. Neither FCG nor the Investor may rely on the failure of any condition set forth in Sections 6(a),
(b), (c) or (d), respectively, to be satisfied if such failure was caused by such party's failure to perform its obligations hereunder or to use its commercially reasonable efforts to cause the Closing to occur as required by
Section 6.

         7. Further Assurances. From time to time, as and when requested by another party hereto, a party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

         8. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by (i) FCG or Holdco without the prior written consent of the Investor or (ii) by the Investor without the prior written consent of Holdco and FCG. Any attempted assignment in violation of this
Section 8 shall be void ab initio and of no further force and effect.

         9. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

         10. Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the party against whom such amendment, modification or waiver is asserted.

         11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of FCG or the Investor submitted pursuant hereto shall remain operative and in full force and effect for a period of one year (or, in the case of the representation and warranty specified in Section 5(A)(b) of the Merger Agreement, for the period of any applicable statute of limitations) following the Closing. Notwithstanding anything to the contrary contained in the foregoing, nothing in this Section 11 is intended to indicate that any representation or warranty will be true at any time other than at the time of execution of this Agreement and at the Closing.

         12. Indemnification.

                  (a) Indemnity by Holdco and FCG. Holdco and FCG shall, jointly and severally, indemnify the Investor and its affiliates, controlling persons, constituent partners and subsidiaries and their directors, officers, members, employees against all expenses, costs, losses, claims, damages, liabilities and judgments (including, without limitation, reasonable attorney's fees and expenses) incurred or sustained by any such party resulting from (i) any breach of the representations and warranties of Holdco set forth in Section 2 or FCG set forth in Section 3, (ii) FCG's, Holdco's or VANTAS' acts or failure to act,
(iii) any misstatements or omissions made in any disclosure or other information or materials delivered or made available to the Investor in connection with the investment contemplated under this Agreement, (iv) the action or failure to act by an indemnified party with FCG's, Holdco's or VANTAS' consent or in reliance on FCG's, Holdco's or VANTAS' action or failure to act or (v) any and all environmental liabilities, costs and expenses arising out of or incurred in connection with the consummation of the Merger, the Second Step Merger or the investment contemplated in this Agreement; provided, however, that such indemnity shall not extend to any expenses, costs, losses, claims, damages, liabilities or judgments to the extent arising out of (A) the gross negligence or willful misconduct of any person indemnified under this Section 12(a) as determined by a court of competent jurisdiction in a final, non-appealable judgment or (B) a breach by the Investor of its representations and warranties contained herein.

         FCG agrees to indemnify the Investor against any Company Level Loss or Direct Loss (each as defined below) directly or indirectly suffered or incurred by it arising out of (i) Rule 10b-5 under the Exchange Act with respect to VANTAS' failure to file reports with the Securities and Exchange Commission as required under the Exchange Act prior to the date hereof or (ii) the Shareholder Litigation (as defined in the Form of Indemnification and Escrow Agreement attached as Exhibit E to the Merger Agreement (the "Indemnification Agreement").

FCG shall pay the Investor, in full and complete satisfaction of FCG's obligation under clause (ii) in this paragraph, an amount (which, in the case of a Direct Loss, shall not exceed such Direct Loss) equal to the product of (A) a fraction, the numerator of which equals the sum of the number of shares of Preferred Stock (determined on an As-Converted Basis) and the number of shares of Common Stock purchasable upon exercise of the Initial Warrants, in each case owned by the Investor at the Closing, and the denominator of which equals the sum of the number of shares of Preferred Stock (determined on an As-Converted Basis) and the number of shares of Common Stock purchasable upon exercise of the Initial Warrants, in each case owned by the Investor at the Closing, and the number of shares of Common Stock owned by FCG at the Closing, multiplied by (B) the dollar value of any recovery obtained by FCG from CarrAmerica under the Indemnification Agreement. A "Company Level Loss" shall mean any loss, liability, claim, damage or expense (including, without limitation, reasonable attorney's fees and expenses) incurred by Holdco or Old HQ or its successor; it being understood that a Company Level Loss shall not include (i) any consequential, incidental or punitive damages or (ii) any Direct Loss; it being understood that a Company Level Loss shall include any loss or damage suffered by the Investor as a result of a diminution in value (either directly or indirectly) of the interest held by the Investor in Holdco. A "Direct Loss" shall mean any loss, liability, claim, damage or expense (including reasonable attorney's fees and expenses) incurred by the Investor; it being understood that a Direct Loss shall not include (i) any consequential, incidental or punitive damages, (ii) any Company Level Loss or (iii) any loss or damage suffered by the Investor as a result of a diminution in value (either directly or indirectly) of the interest held by the Investor in Holdco.

                  (b) Indemnity by the Investor. The Investor shall indemnify FCG, Holdco and their respective directors, officers and employees against all expenses, costs, losses, claims, damages, liabilities and judgments (including, without limitation, reasonable attorney's fees and expenses) incurred or sustained by any such party resulting from any breach of the representations and warranties of the Investor set forth in Section 4; provided, however, that such indemnity shall not extend to any expenses, costs, losses, claims, damages, liabilities and judgments to the extent arising out of (A) the gross negligence or willful misconduct of any person indemnified under this Section 12(b) as determined by a court of competent jurisdiction in a final, non-appealable judgment or (B) a breach by Holdco or FCG, as the case may be, of the representations and warranties set forth in Section 2 or Section 3, respectively. Under no circumstances shall the Investor be liable to FCG, Holdco or any other indemnified party under this Section 12(b) for any punitive, exemplary, consequential or indirect damages arising therefrom.

                  (c) Notice of Actions or Proceedings. In case any action or proceeding shall be commenced involving any party in respect of which indemnity may be sought pursuant to Sections 12(a) or 12(b) (the "indemnified party"), the indemnified party shall promptly notify the party against whom such indemnity may be sought (the "indemnifying party") in writing of such action or proceeding; provided, however, that failure of an indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 12 if such failure does not materially and adversely affect the rights of the indemnifying party.

                  (d) Defense of Actions and Proceedings. The indemnifying party may assume the defense of such action or proceeding provided that the expenses of the indemnified party are reimbursed as they are incurred (including, without limitation, the payment of all reasonable and documented fees and expenses of counsel to the indemnified party) and the indemnifying party has not failed to comply with any such reimbursement request. Any indemnified party shall have the right to employ separate counsel in any such action or proceeding and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been reasonably advised by such counsel that the representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between the indemnifying party and the indemnified party or there are defenses that are available to the indemnified party that may be in conflict with or contradict those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all expenses, costs, losses, claims, damages, liabilities and judgments by reason of any settlement made by the indemnified party of any action effected with the indemnifying party's written consent. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action or proceeding in respect of which the indemnified party is or could have been a party and indemnity may be or could have been sought hereunder by the indemnified party, unless (i) such settlement, compromise or judgment includes an unconditional release of the indemnified party from all liability on claims that are the subject matter of such action or proceeding and does not include a statement as to or an admission of fault or culpability by or on behalf of the indemnified party and (ii) reasonable prior written notice of settlement, compromise or judgment is given to the indemnified party.

         13. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  (i)      if to Holdco,

                           15950 North Dallas Parkway
                           Suite 350
                           Dallas, Texas  75248
                           Attention:  General Counsel
                           Tel:  (972) 361-8100
                           Fax:  (972) 361-8216

                   (ii)    if to FCG,

                           FrontLine Capital Group
                           1350 Avenue of the Americas
                           New York, New York.  10019
                           Attention:   Jason M. Barnett, General Counsel
                           Tel:  (212) 931-8000
                           Fax:  (212) 931-8001

                           with copies  to:

                           Brown & Wood llp
                           One World Trade Center
                           New York, New York  10048
                           Attention:  Edward F. Petrosky, Jr., Esq.
                                        J. Gerard Cummins, Esq.
                           Tel:  (212) 839-5300
                           Fax:  (212) 839-5599

                  (iii)    if to the Investor,

                           EOP Operating Limited Partnership
                           Suite 2100
                           Two North Riverside Plaza
                           Chicago, Illinois 60606
                           Attention: Chief Legal Counsel
                           Tel: (312) 466-3362
                           Fax: (312) 559-5021


or such other address as any party may from time to time specify by written notice to the other parties hereto.

         14. Interpretation; Exhibits and Schedules. The headings contained in this Agreement and in any Exhibit to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning ascribed to it in this Agreement. This Agreement is gender neutral. Any word in this Agreement that refers to a particular gender shall also refer to all other genders, including masculine, feminine and neuter.

         15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, except insofar as it relates to the Break-Up Fee specified in the Term Sheet, dated April 26, 2000. The parties hereto shall not be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

         17. Brokers. Each party hereto hereby represents and warrants that no brokers or finders have acted for such party in connection with this Agreement.

         18. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

         19. Consent to Jurisdiction. The Investor and FCG agree to commence any action, suit or proceeding arising out of this Agreement or transactions contemplated hereby against the other party either in a federal court located in the State of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in a New York state court. Each party to this Agreement submits and consents to personal jurisdiction in any such litigation. The Investor and FCG further agree that service of any process, summons, notice or document delivered by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 18. The Investor and FCG irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) any New York state court or (ii) any federal court located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

         20. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                       FRONTLINE CAPITAL GROUP


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:



                                       HQ GLOBAL HOLDINGS, INC.


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:


                                       EOP OPERATING LIMITED PARTNERSHIP
                                       By:  Equity Office Properties Trust,
                                             its managing general partner

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                  SCHEDULE 2(c)







                                     Nothing

                                  SCHEDULE 2(d)

                          CAPITAL STOCK OF THE COMPANY


1. Section 5 of the Stockholders Agreement, dated as of the date hereof (the "CarrAmerica Stockholders Agreement"), by and among FrontLine Capital Group, HQ Global Holdings, Inc. and CarrAmerica Realty Corporation contains Participation Rights granting CarrAmerica the right to purchase its "pro rata share" of any issuance by the Company of equity securities (subject to certain qualifications).

2. Section 5 of the Stockholders Agreement, dated the date hereof, by and among FrontLine Capital Group, HQ Global Holdings, Inc. and certain holders of Series A Preferred Stock contains Participation Rights granting holders of Series A Preferred Stock the right to purchase their "pro rata share" of any issuance by the Company of equity securities (subject to certain qualifications).

3. Warrants to purchase 2,143,332 shares of Common Stock (subject to antidilution rights), dated the date hereof, issued to holders of Series A Preferred Stock.

4. Warrants to purchase 1,498,538 shares of Common Stock (subject to antidilution rights), dated the date hereof, issued to UBS AG Stamford Branch.

5. Warrant Agreement dated as of March 4, 1998 by and between OmniOffices, Inc. and Robert A. Arcoro for the purchase of 100,000 shares at $20.00 per share. Mr. Arcoro has exercised his warrant for 99,000 shares. Only 1,000 shares remain subject to this agreement.

6. Warrant Agreement dated as of March 4, 1998 by and between OmniOffices, Inc. and Joseph Kaidanow for the purchase of 85,000 shares at $20.00 per share. Mr. Kaidanow has exercised his warrant for 50,000 shares. Only 35,000 shares remain subject to this agreement.

7. Warrant Agreement dated as of March 4, 1998 by and between OmniOffices, Inc. and Kimberly L. Arcoro for the purchase of 32,500 shares at $20.00 per share.

8. Warrant Agreement dated as of March 4, 1998 by and between OmniOffices, Inc. and Robert A. Arcoro, Jr. for the purchase of 32,500 shares at $20.00 per share.

         o The Company is obligated to have authorized and in reserve the shares of common stock receivable upon exercise of each of the warrants under the Warrant Agreements.

         o In the event the Company issues non-voting common stock of the Company that is less than fair market value (other than stock options or restricted stock pursuant to stock options plans) the warrantholders are entitled to an adjustment of the warrant shares purchasable under the Warrant.

         o The Warrant Agreements contain antidilution provisions that are triggered by distributions to holders of equity capital stock (dividends) and the repurchase of common stock by the Company of common stock at a price that is greater than the fair market value of common stock on the date of the repurchase.

9. Purchase Right Agreement, dated as of March 4, 1998, by and among OmniOffices, Inc., Robert A. Arcoro and Joseph Kaidanow pursuant to which if immediately prior the first date on which 20% or more of the outstanding shares of common stock of the Company have been publicly distributed or registered and such shares are publicly traded on a national exchange or over-the-counter market, the debt ratio is less than 55.0% (the Company is obligated to offer the warrantholders the right to purchase up to an aggregate of 6,818 shares of common stock of the Company per percentage point below the 55.0% (subject to the adjustments set forth in Section 5(a) of the Warrant Agreement). This Purchase Right is subject to antidilution protection for the benefit of the Company pursuant to Section 10 of the CarrAmerica Stockholders Agreement.

10. [Gary Kusin holds rights to receive 120,000 shares of Class B Non-Voting Stock and 300,000 options to acquire Non-Voting Common Stock pursuant to his employment contract. These rights accelerate in vesting upon a change in control.]

11. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding option to purchase shares of VANTAS Common Stock granted under the VANTAS 1996 Stock Option Plan (the "VANTAS 1996 Stock Options"), is automatically amended to constitute an option to acquire the number of shares of Voting Common Stock of the Company as the holder of such VANTAS 1996 Stock Option would have been entitled to receive as Merger Consideration in the Merger had such holder exercised such VANTAS 1996 Stock Option (free of and without regard to any limitation on the vesting of the right to exercise such VANTAS 1996 Stock Option) immediately prior to the effective time of the Merger at an exercise price equal to the quotient of (a) the applicable exercise price for each such VANTAS 1996 Stock Option immediately prior to the effective time of the Merger divided by (b) the Conversion Ratio.

         The following is a list of options granted under the VANTAS 1996 Stock Option Plan that are subject to the foregoing:

         o        36,750 Options at an exercise price of $2.00

         o        250 Options at an exercise price of $4.75

         o        40,458 Options at an exercise price of $4.00

12. As soon as practicable following the effective time of the Merger, Mr. Gary Kusin and Mr. David Rupert will receive options to purchase common stock of the Company with a value equal to 6X and 4X, respectively, of their respective Base Compensation, or $3,600,000 or $1,600,000, respectively, which will become exercisable over a four-year period (37.5% after 18 months, then 12.5% every 6 months up to 100% in total, provided in each case that the executive is still employed by the Company on the applicable vesting date). The exercise price per share will equal the per share valuation used for purposes of the Merger.

13. As soon as practicable following the effective time of the Merger, Mr. Kusin and Mr. Rupert will receive a grant of restricted common stock in the Company with a value equal to 2.5X and 1.5X, respectively, of their respective Base Compensation, or $1,500,000 or $600,000, respectively, which will become vested over a four-year period (37.5% after 18 months, then 12.5% every 6 months up to 100% in total, provided in each case that the executive is still employed by the Company on the applicable vesting date).

14. It is anticipated that options and restricted stock with respect to 3% and 1%, respectively, of the outstanding common and preferred stock of the Company will be issued in connection with employee incentive compensation.

                                  SCHEDULE 5(c)

                HQ Global Holdings, Inc: Outstanding Indebtedness
                           Existing Letters of Credit



JP MORGAN LETTERS OF CREDIT

  LC#                      Letter of Credits Issued     Beneficiary                                 Maturity Date
------                     ------------------------     -----------                                 -------------
868684                   $    828,630                 RCPI Trust                                       6/1/01

868814                   $    500,000                 W12/14 Wall Acquisition Associates               6/4/01
                                                      L.L.C.

868611                   $    800,000                 405 Lexington, L.L.C.                           6/23/01

868619                   $  1,327,000                 Charleston Landings Associates L.P.              7/1/01

868877                   $    684,000                 Tst 300 Park, L.L.C.                             9/1/00

868897                   $    450,000                 Petula Associates, LTD                         10/21/00

868896                   $    635,850                 Praedium II Broadstone                         10/29/00

868931                   $  1,715,980                 Paramount Group, Inc.                          11/10/00

868934                   $    800,000                 Gainey Ranch Town Center                       12/23/00

868805                   $    526,837.50              233 Broadway Owners L.L.C.                     12/31/00

868806                   $    800,000                 425 Market Street                              12/31/00

868944                   $    600,000                 Commerce Plaza Partners                         1/24/01

868943                   $    450,000                 Cornerstone Two L.C.C.                          1/27/01


TOTAL LETTERS OF CREDIT ISSUED TO JP MORGAN                       $10,118,297.50

Schedule 5(c)
     (continued)


FIRST UNION LETTERS OF CREDIT

      SUBSIDIARY         ISSUING BANK     LC#           STATED AMOUNT                BENEFICIARY                     EXPIRY DATE
      ----------         ------------     ---           -------------                -----------                     -----------
OmniOffices, Inc.        First Union    S147299        $    37,192.04           Weeks Realty, L.P.                   May 31, 2000

OmniOffices, Inc         First Union    S139489        $   148,000.00           Connecticut General Life Ins.       April 30, 2000
                                                                                Co.

OmniOffices, Inc         First Union    S145655        $    46,000.00           Equitable Life Assurance          December 21, 1999
                                                                                Society of USA, Boston, MA

OmniOffices, Inc         First Union    S402898        $    50,000.00           Golub & Company                    August 31, 2000

HQ Business Centers of   First Union    S148598        $   600,000.00           Fairview Associates                August 31, 2000
North Carolina, Inc.

OmniOffices, Inc         First Union    S116794        $    24,221.33           American National Bank & Trust      June 30, 2000
                                                                                Co. of Chicago

OmniOffices, Inc         First Union    S108660        $   240,000.00           Trizechahn Office Holdings         August 31, 2000

OmniOffices, Inc         First Union    S402416        $    16,000.00           Talcott Realty I Ltd.               June 30, 2000

OmniOffices, Inc         First Union    SM408124C      $    31,751.76           EOP-Westchase Office Properties      May 30, 2000
                                                                                Trust

OmniOffices, Inc         First Union    S063275        $   140,000.00           Realty Bancorp                      March 15, 2000

OmniOffices, Inc         First Union    SM408488C      $    50,000.00           OTR                                January 31, 2000

Executive Office         First Union    S163998        $   775,000.00           Park Avenue Properties             October 15, 2000
Network, Ltd.

OmniOffices, Inc         First Union    S403D44        $   180,000.00           Carol Management Corp.               May 1, 2000

OmniOffices, Inc         First Union    S101387        $   750,000.00           Madison Avenue Associates          August 30, 2000

OmniOffices, Inc         First Union    S114735        $    33,124.05           Talcott Realty I Ltd.               April 30, 2000

OmniOffices, Inc         First Union    S104374        $   160,000.00           DRW Chesterbrook Associates        November 1, 2000

OmniOffices, Inc         First Union    S139498        $    40,000.00           Metro Corp Center, LLC             January 31, 2000

OmniOffices, Inc         First Union    SM408720C      $   250,000.00           Spieker Properties, LP             August 30, 2000

Kiowa, Inc.              First Union    S151696        $   800,000.00           Shorenstein Management, Inc.        April 15, 2000

OmniOffices, Inc         First Union    S111557        $   150,000.00           Acquiport Corp. Ridge, Inc.       February 20, 2000

                         First Union    S132017        $    70,000.00           Airlines Reporting Corp.          September 30, 2000

TOTAL LETTER OF CREDIT FOR FIRST UNION                             $4,591,289.18